As filed with the Securities and Exchange Commission on January 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2015

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed by B&G Foods, Inc. to amend the Current Report on Form 8-K originally filed by B&G Foods with the Securities and Exchange Commission (the SEC) on November 6, 2015 to provide the information required by Item 9.01(a) and (b) of Form 8-K relating to B&G Foods’ acquisition of the Green Giant and Le Sueur shelf-stable and frozen vegetable business from General Mills, Inc. and certain of its affiliates.  In this amendment, we refer to this acquisition as the Green Giant acquisition and the Green Giant and Le Sueur shelf-stable and frozen vegetable business as the Green Giant business.  The information previously reported and the exhibits previously filed in Items 1.01, 2.01, 2.03, 5.02 and 9.01(d) of the original filing are incorporated by reference into this amendment.

Item 9.01.  Financial Statements and Exhibits.

We do not believe that it is practicable to prepare and audit complete stand-alone financial statements of the Green Giant business in satisfaction of Rule 3-05 of Regulation S-X because:

•                  the Green Giant business was not operated as a “stand-alone” division or subsidiary of General Mills;

•                  Stand-alone financial statements relating to the Green Giant business were never previously prepared, and General Mills’ independent auditors have not historically audited or reported separately on the operations or net assets of the Green Giant business.  As a result, the distinct and separate accounts necessary to present a complete “stand-alone” balance sheet and statements of income and cash flows have not been maintained; and

•                  General Mills does not believe that it can objectively allocate certain corporate expenses to the Green Giant business.

In addition, we do not believe that such financial statements would provide relevant information to users of our financial statements about the specific assets and operations acquired from General Mills.  Among other reasons, because we are integrating the Green Giant business into our organizational structure (and accordingly our cost structure), we believe that a presentation of complete financial statements in accordance with Rule 3-01 and 3-02 of Regulation S-X that includes allocations of certain General Mills corporate expenses would not be meaningful to our investors and not as useful to them as the financial information we are providing in this report.

As a result, in accordance with the relief granted to B&G Foods by the staff of the Division of Corporation Finance of the SEC in a letter dated December 22, 2015, B&G Foods has provided the financial information described below in lieu of the financial information required by Rule 3-05 of Regulation S-X.

(a)                                 Financial Statements of Business Acquired.

The following financial statements of the Green Giant business are being filed with this amendment as Exhibits 99.1 and 99.2 and are incorporated by reference herein:

•                  Audited Statements of Net Assets to Be Sold of the General Mills Green Giant Business as of May 31, 2015 and May 25, 2014 and the related Statements of Revenues and Direct Operating Expenses for the years ended May 31, 2015, May 25, 2014 and May 26, 2013.

•                  Unaudited Interim Statements of Net Assets to Be Sold of the General Mills Green Giant

Business as of August 30, 2015 and May 31, 2015 and the related Statements of Revenues and Direct Operating Expenses for the quarters ended August 30, 2015 and August 24, 2014.

(b)                                 Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.3 to this amendment and is incorporated by reference herein.

(d)                                 Exhibits.

23.1	Consent of KPMG LLP.

99.1

Audited Statements of Net Assets to Be Sold of the General Mills Green Giant Business as of May 31, 2015 and May 25, 2014 and the related Statements of Revenues and Direct Operating Expenses for the years ended May 31, 2015, May 25, 2014 and May 26, 2013.

99.2

Unaudited Interim Statements of Net Assets to Be Sold of the General Mills Green Giant Business as of August 30, 2015 and May 31, 2015 and the related Statements of Revenues and Direct Operating Expenses for the quarters ended August 30, 2015 and August 24, 2014.

99.3	Unaudited Pro Forma Combined Financial Statements of B&G Foods, Inc. and Subsidiaries as of and for the three quarters ended October 3, 2015 and fiscal year ended January 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 19, 2016	By:	/s/ Thomas P. Crimmins
Thomas P. Crimmins
Executive Vice President of Finance and Chief Financial Officer